Exhibit 99.4
Sequiam Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet

	December 31, 2004	February 28, 2005
	Historical Sequiam Corporation	Historical Constellation Biometrics Corporation	Adjustments	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$-	$17,272		$17,272
Accounts receivable	39,111	606,063	(440,000)	205,174
Loans receivable		11,384		11,384
Prepaid expenses	97,125			97,125
Total current assets	136,236	634,719	(440,000)	330,955
Property and equipment, net	1,303,757			1,303,757
Acquired software	163,200			163,200
Product Development Costs	34,509			34,509
Intellectual properties - net	644,896			644,896
Loan Costs - net	224,252			224,252
Investment in Sequiam		45,716	(45,716)	-
Deposits and other assets	8,805			8,805
Total assets	$2,515,655	$680,435	$(485,716)	$2,710,374

Liabilities and shareholders’ equity
Current liabilities:
Overdraft	$24,165			$24,165
Accounts payable	706,966	32,907		739,873
Accrued Interest	96,299			96,299
Deferred Rents	32,142			32,142
Accrued shareholder salaries	1,349,792			1,349,792
Shareholder loans	348,951			348,951
Notes & Settlements Payable	1,692,077	99,468		1,791,545
Current portion of LTD	840,245			840,245
Total current liabilities	5,090,637	132,375	-	5,223,012

Long-Term Debt	2,301,792			2,301,792

Shareholders’ equity:
Common shares	47,966	51,714		99,680
Paid-in capital	7,524,118			7,524,118
Accumulated deficit	(12,448,858)	496,346	(485,716)	(12,438,228)
Total shareholders’ equity	(4,876,774)	548,060	(485,716)	(4,814,430)
Total liabilities and shareholders’ equity	$2,515,655	$680,435	$(485,716)	$2,710,374

Sequiam Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Years Ended:

	December 31, 2004	February 28, 2005
	Historical Sequiam Corporation	Historical Constellation Biometrics Corporation	Adjustments	Pro Forma
Revenues
Services	$165,729	$-	$-	$165,729
Product sales	99,765	324,897	-	424,662
Total revenues	265,494	324,897	-	590,391

Costs and expenses:
Cost of services	957,741	-	-	957,741
Cost of product sales	215,613	215,628	-	431,241
Selling, general and administrative	3,230,937	114,925	-	3,345,862
(Gain) loss on sale of assets	(146)	(485,895)	485,895	(146)
Loss on impairment of equipment held for sale	40,706	-	-	40,706
Loss on impairment of intangible assets	206,082	-	-	206,082
Loss on debt settlement	111,742	-	-	111,742
	4,762,675	(155,342)	485,895	(5,093,228)
Income (Loss) from operations	(4,497,181)	480,239	485,895	$(4,502,837)
Interest income (expense)	(1,349,836)	1,108	-	(1,348,728)
Net loss before income taxes	(5,847,017)	481,347	485,895	(5,851,565)
Income tax benefit	-	(4,500)	4,500	-
Net loss	$(5,847,017)	$485,847	$490,395	$(5,851,565)

Net loss per common share:
Basic and diluted	$(0.13)		$0.01	$(0.12)

Shares used in computation of net loss per common share -
Basic and diluted weighted average shares outstanding	46,271,637		1,635,513	47,907,150

Sequiam Corporation
Unaudited Pro Forma Combined Condensed Statement of Operations

	Six Months Ended June 30, 2005	Four Months Ended June 30, 2005
	Sequiam Corporation	Constellation Biometrics Corporation	Adjustments	Pro Forma

Revenues
Services	$162,604	$-	$-	$162,604
Product sales	35,773	145,398	-	181,171
Total revenues	198,377	145,398	-	343,775

Costs and expenses:
Cost of services	296,350	-	-	296,350
Cost of product sales	104,759	66,340	-	171,099
Selling, general and administrative	1,770,451	91,799	-	1,862,250
(Gain) loss on sale of equipment	(370)		-	(370)
	2,171,190	158,139	-	2,329,329
Income (Loss) from operations	(1,972,813)	(12,741)	-	$(1,985,554)
Interest income (expense)	(758,984)	-	-	(758,984)
Net loss	(2,731,797)	(12,741)	-	(2,744,538)

Net loss per common share:
Basic and diluted	$(0.05)	-	-	$(0.5)

Shares used in computation of net loss per common share -
Basic and diluted weighted average shares outstanding	52,512,505	-	-	52,512,505

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Basis of Presentation

The unaudited pro forma combined statement of operations for the year ended December 31, 2004 combines the historical statement of operations of Sequiam Corporation for the year ended December 31, 2004 with the historical statements of operations of Constellation Biometrics Corporation and its wholly owned subsidiary Aregee Investment No 105 (Proprietary) Limited for the year ended February 28, 2005, and is presented as if the acquisition had occurred at the beginning of this period. The unaudited pro forma combined statement of operations for the six months ended June 30, 2005 combines the historical statements of operations of Sequiam Corporation and Constellation for the same period, and is presented as if the acquisition had occurred at the beginning of the period. The unaudited pro forma balance sheet combines the financial position of Sequiam Corporation and Constellation as of December 31, 2004 and is presented as if the acquisition had occurred at that date. The pro forma condensed balance sheet as of June 30, 2005 is reflected in Form 10-QSB for such period.

The pro forma combined financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the transactions been consummated on the dates indicated, or which may be reported in the future.

Note 2 - Acquisitions and Pro Forma Adjustments

On June 7, 2005, Sequiam Corporation (“Sequiam” or the “Company”) acquired Constellation Biometrics Corporation, a Florida corporation (“Constellation”), effective May 31, 2005, pursuant to a stock purchase agreement dated May 31, 2005 by and among Sequiam, Constellation and the shareholders of Constellation (the “Constellation Acquisition”).

By way of background information leading up to the Constellation Acquisition, Constellation was formed in December 2004 by certain principal equity holders of Sequiam for the specific purpose of acquiring, for the benefit of the Sequiam, all of the assets of Biometric Security (PTY) LTD. (a/k/a Secure Biometrics or Biometrics.co.za), a South African company (“Biometric Security”), engaged in the development, marketing and sale of biometric technology products (the “Biometric Asset Acquisition”). Biometric Security is now a wholly-owned subsidiary of Constellation as a result of the asset acquisition which was effected February 28, 2005. The purchase price for the assets of Biometric Security was effectively $585,000, paid by Constellation as follows: (a) $100,000 cash, (b) promissory note made by Constellation to Biometric Security in the principal amount of $440,000, and (c) 250,000 shares of Sequiam common stock valued at $45,000 or $0.18 per share, the closing sale price of Sequiam common stock on the date of closing the Biometric Asset Acquisition.

Sequiam viewed the purchase of assets from Biometric Security as a necessary and strategic acquisition. However, due to cash constraints, Sequiam did not have the ability to acquire Biometric Security at that time. It was therefore determined by Sequiam’s management to be in the best interests of Sequiam that they and certain other beneficial owners of Sequiam form and fund Constellation for the purpose of executing the Biometric Asset Acquisition. At such time as Sequiam had obtained additional funding or refinanced its existing loan with Laurus Master Fund, Sequiam would purchase Constellation from its shareholders at a purchase price that was the equivalent value of the cash and Sequiam common stock they advanced to or for the benefit of Constellation. The shareholders of Constellation were Nicholas VandenBrekel and Mark Mroczkowski (each of whom is an officer, director and a principal shareholder of Sequiam); and Walter H. Sullivan III, Lee Harrison Corbin, and Lee Harrison Corbin, Attorney-in-Fact for the Trust under the Will of John Svenningsen (each of whom is a beneficial owner of Sequiam’s common stock) (altogether, the “Constellation Shareholders”).

On May 18, 2005, Sequiam closed on a $3,450,000 refinancing (from the Trust under the Will of John Svenningsen) which paid off Laurus Master Fund, consolidated certain outstanding additional loans, and netted Sequiam approximately $2.1 million in cash. As a result, Sequiam was then in a position to acquire Constellation.

The acquisition of Constellation was consummated on June 7, 2005 by share exchange under that certain Stock Purchase Agreement dated as of and effective May 31, 2005 (the “Stock Purchase Agreement”). The Constellation Shareholders received a total of 1,635,514 shares of Sequiam common stock in exchange for all of the issued and outstanding shares of Constellation, resulting in Constellation becoming a wholly-owned subsidiary of Sequiam. The 1,635,514 shares of Sequiam common stock (the “Purchase Shares”) represent $175,000 in total cash and value of Sequiam common stock paid or advanced to or on behalf of Constellation by the Constellation Shareholders as follows: (a) $15,000 for Constellation Common Stock at formation; (b) $115,000 in loans to Constellation, and (c) $45,000 representing the value of the 250,000 shares of Sequiam common stock paid to Biometric Security by or on behalf of Constellation. The number of Purchase Shares was derived my dividing $175,000 by $0.1070, the closing sale price of Sequiam common stock on May 31, 2005 as reported by The NASD Over the Counter Bulletin Board (OTC:BB). The allocation of the Purchase Shares to the individual Constellation Shareholders was based on their investment in Constellation is set forth in the schedules to the Stock Purchase Agreement which is attached as an exhibit to this report.

The acquisition was accounted for as a purchase and the pro forma combined balance sheet reflects the following pro forma adjustments assuming that the acquisition occurred at December 31, 2004:

1)	Eliminate from Constellation the note receivable from Sequiam of $440,000.
2)	Eliminate the investment in Sequiam Corporation common shares held by Constellation of $45,716.
3)	Eliminate the gain on the sale of Constellation of $485,716.
4)	The ProForma Financial Statements of Constellation were converted from South African Rand to U.S. Dollars at a rate of $0.1725 at February 28, 2005.